Exhibit 10.18(b)


                             FIRST AMENDMENT

                                   TO

           REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT



      THIS FIRST AMENDMENT ("First Amendment") is entered into as of January 21, 1998, by and among HEALTH-CHEM CORPORATION, a corporation organized under the laws of the State of Delaware ("Holdings"), HERCULITE PRODUCTS, INC., a corporation organized under the laws of the State of New York ("HPI"), TRANSDERM LABORATORIES CORPORATION, a corporation organized under the laws of the State of Delaware ("TLC"), HERCON ENVIRONMENTAL CORPORATION, a corporation organized under the laws of the State of Delaware ("HEC"), PACIFIC COMBINING CORPORATION, a corporation organized under the laws of the State of California ("PCC") and HERCON LABORATORIES CORPORATION, a corporation organized under the laws of the State of Delaware ("HLC") (Holdings, HPI, TLC, HEC, PCC and HLC, each a "Borrower" and collectively "Borrowers"), and IBJ SCHRODER BUSINESS CREDIT CORPORATION (as successor in interest to IBJ Schroder Bank & Trust Company), as agent (in such capacity, the "Agent") for itself and the financial institutions which are now or which hereafter become a party (collectively, the "Lenders" and individually a "Lender") to the Loan Agreement (as hereafter defined).

                               BACKGROUND

      Borrowers, Agent and Lenders are parties to a Revolving Credit, Term Loan and Security Agreement dated as of January 9, 1997 (as amended, supplemented or otherwise modified from time to time, the "Loan
Agreement") pursuant to which Agent and Lenders provided Borrowers with certain financial accommodations.

      Borrowers have requested that Agent and Lenders amend the Loan Agreement to, among other things, provide Borrowers with an overadvance facility for the period commencing on the date hereof and terminating no later than July 31, 1998, amend the terms for drawing upon the Term Loan and to amend certain financial covenants and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

      NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

      2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

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      (a)   Section 1.2 of the Loan Agreement is hereby amended as
follows:

            (i) by adding the following defined terms in their appropriate alphabetical order:

            "First Amendment" shall mean the First Amendment dated as of January 21, 1998 among Agent, Lenders and Borrowers.

            "Special Advance Amount" shall mean an amount equal to (i) $400,000 during the period January 21, 1998 through July 31, 1998 and (ii) $0 at all other times.

           (ii) by amending the following defined terms in their entirety:

                  "Maximum Loan Amount" shall mean $11,998,000 less repayments of the Term Loan.

                  "Maximum Term Loan Amount" shall mean $3,998,000, less repayments of the Term Loan.

                  "Revolving Interest Rate" shall mean an interest rate per annum equal to the sum of the Alternate Base Rate plus one-half (.50%) of one percent.

                  "Term Loan Rate" shall mean an interest rate per annum equal to the sum of the Alternate Base Rate plus seven-eighths (.875%) of one percent.

      (b) Section 2.1(a) of the Loan Agreement is hereby amended in its entirety to provide as follows:

            "2.1. (a)   Revolving Advances.  Subject to the terms and
      conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount or (y) an amount equal to the sum of:

            (i) up to 85%, subject to the provisions of Section 2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables, plus

            (ii) up to the lesser of (A) 50%, subject to the provisions of Section 2.1(b) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates") or (B) $4,000,000 in the aggregate at any one time, plus

            (iii) The Special Advance Amount, minus





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            (iv)  such reserves as Agent may reasonably deem proper and necessary from time to time.

            The amount derived from the sum of (x) Sections 2.1(a)(y)(i),
      (ii) and (iii) minus (y) Section 2.1 (a)(y)(iv) at any time and from time to time shall be referred to as the "Formula Amount".
      The Revolving Advances shall be evidenced by the secured promissory notes ("Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a)."

      (c) The penultimate sentence of Section 2.4 of the Loan Agreement is hereby amended in its entirety to provide as follows:

      "The Term Loans shall be, with respect to principal, payable in monthly installments calculated in accordance with the immediately preceding sentence commencing May 1, 1998 and on the first day of each month thereafter, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement. In addition to the terms and conditions set forth above and so long as no Default or Event of Default shall have occurred and be continuing, Lender's agreement to advance Term Loans to Borrowers after the date of the First Amendment is subject to satisfaction of each of the following conditions: (i) the proceeds of such Term Loan shall be used solely to repay the scheduled installment on the Debentures due April 15, 1998, (ii) Agent shall have received and reviewed to its satisfaction the annual financial statements for the year ended December 31, 1997 prepared in accordance with Section 9.7 hereof (including the compliance certificate required thereunder); (iii) Agent shall have received and reviewed to its satisfaction the monthly financial statements for the month ended March 31, 1998 prepared in accordance with
      Section 9.9 (including the compliance certificate required thereunder); and (iv) Borrowers shall have complied with all financial covenants set forth in Sections 6.5, 6.6, 6.7, 6.8 and
      7.6 for the year ended December 31, 1997 and for the period ended March 31, 1998 as demonstrated in the financial statements delivered in accordance with clauses (ii) and (iii) above."

      (d) Section 3.1 of the Loan Agreement is hereby amended by inserting the following sentence at the end thereof:

      "So long as no Default or Event of Default shall have occurred and be continuing, the Revolving Interest Rate and the Term Loan Rate shall each be decreased by one quarter (.25%) of one percent effective as of the first day of the month following receipt and review by Agent, to Agent's satisfaction, of Borrowers' annual financial statements for the year ended 1998 delivered pursuant to
      Section 9.7 hereof (including the compliance certificate required thereunder) if such annual financial statements show, to Agent's satisfaction, that Borrowers achieved their projections for the 1998 fiscal year."



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      (e)   Each of Sections 6.5, 6.6, 6.7, 6.8 and 7.6 of the Loan
Agreement are hereby amended in their entirety to provide as follows:

            "6.5. Net Worth. Cause to be maintained for Borrowers on a Consolidated Basis a Net Worth in an amount not less than the amount set forth below at the end of each fiscal quarter set forth below:

                  Quarter End             Minimum Net Worth
                   12/31/97                     $3,575,000
                    3/31/98                     $3,000,000
                    6/30/98                     $3,000,000
                    9/30/98                     $3,250,000
                   12/31/98                     $3,500,000
                    3/31/99                     $3,600,000
                    6/30/99                     $3,700,000
                    9/30/99                     $3,800,000
                   12/31/99                     $3,900,000
                    3/31/00                     $4,000,000
                    6/30/00                     $4,100,000
                    9/30/00                     $4,200,000
                   12/31/00                     $4,300,000
                    3/31/01                     $4,400,000
                    6/30/01                     $4,500,000
                    9/30/01                     $4,600,000
                   12/31/01                     $4,700,000"

            "6.6. Current Ratio. Cause to be maintained a ratio of Current Assets to Current Liabilities of not less than the ratios set forth below on the last day of each quarter set forth below:

                   Quarter                Ratio for Quarter
                   12/31/97                     1.75
                    3/31/98                     1.75
                    6/30/98                     0.75"

            and the last day of each
            fiscal quarter thereafter

            "6.7. Fixed Charge Coverage. Cause to be maintained a Fixed Charge Coverage of not less than the amount set forth below for any rolling four quarter period ending on the last day of each quarter set forth below:

            Four Quarters Ending                Ratio
                   12/31/97                    (0.85) to 1
                    3/31/98                    (0.2) to 1
                    6/30/98                     0.1 to 1
                    9/30/98                     0.55 to 1
                   12/31/98                     1.0 to 1
                    3/31/99                     1.1 to 1
                    6/30/99                     1.2 to 1

            and each Rolling Four Fiscal
            Quarter Period Ending
            Thereafter"

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            "6.8. Minimum EBITDA.  Cause to be maintained EBITDA of not less than the amount set forth below for any period and any rolling four quarter period ending on the last day of each quarter set forth below:

                  Period                  EBITDA

            1/1/98 to 3/31/98             $225,000

            Four Quarters Ending          EBITDA

                  12/31/97                $(1,000,000)
                   3/31/98                 (125,000)
                   6/30/98                  365,000
                   9/30/98                 1,885,000
                  12/31/98                 3,375,000
                   3/31/99                 3,875,000
                   6/30/99                 4,375,000
                   9/30/99                 4,875,000
                  12/31/99                 5,375,000
                   3/31/00                 5,875,000
                   6/30/00                 6,375,000
                   9/30/00                 6,875,000
                  12/31/00                 7,375,000
                   3/31/01                 7,875,000
            6/30/01 and each Rolling       8,000,000
            Four Fiscal Quarter Period
               Ending Thereafter

      "7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in an amount in excess of the amounts set forth below for any period ending on the last day of each quarter and each year set forth below:

              Fiscal Period                Amount
            1/1/98 to 3/31/98             $100,000
            1/1/98 to 6/30/98              400,000
            1/1/98 to 9/30/98              800,000

              Fiscal Year                 Amount

                12/31/97                  $  500,000
                12/31/98                  $1,250,000
                12/31/99                   1,250,000
                12/31/00                   1,250,000
                12/31/01                   1,250,000"







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      (f)   Section 3.1 of the Loan Agreement is hereby amended by
amending the second sentence thereof in its entirety to read as follows:

            "The financial statements of Holdings and TLC shall be reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the "Accountants"); provided that for the year ended December 31, 1997, the financial statements of TLC may be qualified by the Accountants only to the extent such qualification relates to the value of TLC as a going-concern."

      3.    Covenants

      (a) Amendment Fee. To induce Lender to provide the financial accommodations set forth in this First Amendment, Borrowers shall pay Lender an amendment fee (the "Amendment Fee") equal to $100,000, which fee shall be fully earned on the date of this First Amendment and which shall be payable as follows: (a) $50,000 upon the execution of the First Amendment (which amount shall be charged to Borrowers' Account) and (b) $50,000 payable on the earlier of (i) January 2, 1999 or (ii) the date upon which all Obligations are due and payable in accordance with the Loan Agreement. The failure to timely pay the foregoing fee shall constitute an Event of Default under the Loan Agreement.

      (b) Repayment Plan. Borrowers shall provide Agent, no later than December 31, 1998, with a written plan, in form and substance satisfactory to Agent, regarding the repayment or restructuring of the $8,000,000 balloon payment due April 15, 1999 with respect to the Debentures. Borrower's failure to deliver such plan shall constitute an Event of Default under the Loan Agreement.

      (c) Proxy Statement. Holdings shall deliver to Agent, as and when filed with the SEC but in no event later than March 31, 1998, its final 1998 proxy statement. Borrower's failure to deliver such Proxy Statement shall constitute an Event of Default under the Loan Agreement.

      (d) Life Insurance Assignment Acknowledgements. Each Assignment of Life Insurance delivered in accordance with Section 5 of this First Amendment shall be countersigned by each applicable insurance company, evidence of which shall be delivered to Agent no later than fourteen (14) days after the date of this First Amendment. The failure to deliver such countersignature shall constitute an Event of Default under the Loan Agreement.










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      4.    Speiser Family Debentures; Subordination.  To induce Agent and Lenders to provide the financial accommodations described in this First Amendment and to continue to provide financial accommodations to Borrowers under the Loan Agreement, Marvin and Laura Speiser as joint holders of Debentures, Marvin Speiser as an individual holder of Debentures and Robert Speiser (collectively, the "Speiser Family Holders") each hereby agrees that upon any redemption or other repayment of his Debentures, he will promptly remit the proceeds thereof (the "Redemption Proceeds") to Agent, on behalf of Borrowing Agent. Agent shall apply the Redemption Proceeds as a prepayment of the Term Loan, which proceeds shall be applied to the Term Loan in the inverse order of the maturities thereof. The Redemption Proceeds remitted to Agent shall be deemed a loan or equity investment by the Speiser Family to Borrowers. To the extent the Redemption Proceeds are deemed a loan (the "Speiser Loan"), such loan shall be expressly junior and subordinate in all respects to the Obligations, shall bear interest at a rate no greater than ten and three-eighths percent (10 3/8%), shall be unsecured and shall not be payable, with respect to any installment of principal, until after the repayment in full of the Obligations. Notwithstanding the foregoing, Borrower may make and the Speiser Family Holders may retain, regularly scheduled payments of interest on the Speiser Loan so long as no Default or Event of Default is then outstanding or would exist after giving effect to such payment. Upon the request of Agent, each Speiser Family Holder agrees to enter into a subordination agreement in form and substance satisfactory to Agent with respect to the Speiser Loan.

      5. Conditions of Effectiveness. This First Amendment shall become effective when Agent shall have received (i) three (3) copies of this First Amendment executed by Borrowers and consented and agreed to by each Guarantor and, with respect to Section 4 above, each Speiser Family Holder, (ii) evidence that Borrowers have (A) borrowed at least $200,000 against the cash surrender value of that certain Policy No. Y119875 issued by Canada Life Insurance Company of New York upon the life of Marvin Speiser (the "Canada Policy") and (B) applied to borrow at least $200,000 against the cash surrender value of that certain Policy No. 3166579-7 issued by The Manufacturers Life Insurance Company (USA) upon the life of Marvin Speiser ("Manufacturers Policy"), provided that Borrowers shall have delivered the proceeds of such loan to Lender no later than thirty (30) days from the date of this First Amendment and the failure to make such payment shall constitute an Event of Default, (iii) a collateral assignment of life insurance (including a collateral assignment of the cash surrender value thereof) in the form attached to this First Amendment as Exhibit A ("Assignment of Life Insurance") relating to the Canada Policy, the Manufacturers Policy and each other policy identified on Exhibit B hereto (collectively, the "Policies"), including a copy of each Policy and a certificate of insurance relating to same; provided, however, Borrowers shall have the right not to renew that certain Policy No. 4055-1218 issued by Transamerica Occidental Life Insurance upon the life of Richard Maddalena at any time upon five (5) days written notice to Agent and Agent shall release its security interest upon such policy upon delivery of a written acknowledgement of such nonrenewal signed by such insurance company, (iv) the first installment of the Amendment Fee and (iv) Borrowers' projections for the 1998 fiscal year certified by an officer of Holdings.




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      6.    Representations and Warranties.  Each Borrower hereby
represents and warrants as follows:

      (a) This First Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their respective terms.

      (b) Upon the effectiveness of this First Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this First Amendment.

      (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this First Amendment.

      (d) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement.

      7.    Effect on the Loan Agreement.

      (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof,"
"herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

      (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

      (c) The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

      8. Governing Law. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

      9. Headings. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.







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     10.    Counterparts; Telecopied Signatures.  This First Amendment
may be executed in any number of and by different parties hereto, on separate counterparts, all of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.



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      IN WITNESS WHEREOF, this First Amendment has been duly executed as of the day and year first written above.


                                    HEALTH-CHEM CORPORATION
                                    HERCULITE PRODUCTS, INC.
                                    PACIFIC COMBINING CORPORATION
                                    HERCON LABORATORIES CORPORATION

                                    By:  /s/ Marvin M. Speiser
                                    Name:    Marvin M. Speiser
                                    Title:   Chairman of the Baord
                                           of each of the foregoing
                                           corporations


                                    TRANSDERM LABORATORIES
                                    CORPORATION

                                    By:  /s/ Robert D. Speiser
                                    Name:    Robert D. Speiser
                                    Title:   President


                                    HERCON ENVIRONMENTAL CORPORATION

                                    By:  /s/ Paul R. Moeller
                                    Name:    Paul R. Moeller
                                    Title:   President


                                    IBJ SCHRODER BUSINESS CREDIT
                                    CORPORATION, as Agent and Lender

                                    By:  /s/ Christopher J. Norrito
                                    Name:    Christopher J. Norrito
                                    Title:   Vice President



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AGREED TO AS TO SECTION 4:



/s/ Marvin Speiser
Marvin Speiser



/s/ Laura Speiser
Laura Speiser



/s/ Robert Speiser
Robert Speiser